Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 14 TO

LOAN AND SERVICING

AGREEMENT

THIS AMENDMENT NO. 14 TO LOAN AND SERVICING AGREEMENT, dated as of March 15, 2019 (this "Amendment") is entered into by and among BDCA Funding I, LLC, as the borrower (in such capacity, the "Borrower"), Business Development Corporation of America, as the servicer (in such capacity, the "Servicer") and seller (in such capacity, the "Seller"), Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the "Administrative Agent"), each of the Lenders and Lender Agents party hereto and U.S. Bank National Association, as Collateral Agent, Account Bank and Collateral Custodian. Capitalized terms used but not defined herein have the meanings provided in the Agreement (as defined below).

RECITALS

WHEREAS, reference is made to the Loan and Servicing Agreement, dated as of July 24, 2012 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), by and among the Borrower, the Servicer, the Seller, the Conduit Lenders, the Institutional Lenders, the Lender Agents, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian; and

WHEREAS, the parties hereto desire to further amend the Agreement in certain respects as specified herein, pursuant to and in accordance with Section 11.01 of the Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

The Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double- underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement and corresponding references thereto or therein such as "hereof", "herein", or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)          it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)         the execution, delivery and performance by it of this Amendment and the Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)        no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Agreement as amended hereby by or against it;

(iv)        this Amendment has been duly executed and delivered by it and is effective to amend the Agreement as contemplated by the amendment provisions thereof;

(v)         each of this Amendment and the Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; and

(vi)        there is no Unmatured Event of Default, Event of Default or Servicer Termination Event.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment (to the extent invoiced) of outstanding fees of each Lender and any invoiced outstanding fees and disbursements of the Administrative Agent (if any); (ii) delivery and execution of certain amendments to the Wells Fargo Lender Fee Letter; (iii) delivery of any opinion of counsel for the Borrower and the Servicer in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and (iv) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5. MISCELLANEOUS.

(a)          This Amendment may be executed in any number of counterparts (including by facsimile or e-mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)          The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)          This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)          This Amendment and the Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(g)          THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(h)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i)          By executing this Amendment, the Administrative Agent and the Lenders constituting the Required Lenders hereby direct U.S. Bank National Association in its various capacities to execute this Amendment in the form presented to it.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	BDCA FUNDING I, LLC

By: BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, Member of
BDCA Funding I, LLC

	By:	/s/ Corinne D. Pankovcin
		Name:	Corinne D. Pankovcin
		Title:	Chief Financial Officer

BDCA Funding I, LLC
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019
Attention:	Chief Financial Officer
Facsimile No:	(866) 421- 6244
Confirmation No:	(401) 277- 5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE SERVICER:	BUSINESS DEVELOPMENT
CORPORATION OF AMERICA

	By:	/s/ Corinne D. Pankovcin
		Name:	Corinne D. Pankovcin
		Title:	Chief Financial Officer

Business Development Corporation of America
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019
Attention:	Chief Financial Officer
Facsimile No:	(844) 269-5089
Confirmation No:	(401) 277-5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE SELLER:	BUSINESS DEVELOPMENT
CORPORATION OF AMERICA

	By:	/s/ Corinne D. Pankovcin
		Name:	Corinne D. Pankovcin
		Title:	Chief Financial Officer

Business Development Corporation of America
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019
Attention:	Chief Financial Officer
Facsimile No:	(844) 269-5089
Confirmation No:	(401) 277-5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ Beale Pope
		Name:	Beale Pope
		Title:	Director

Wells Fargo Bank, National Association
Duke Energy Center
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Confirmation No: (704) 715-410-2496
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com

INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Beale Pope
		Name:	Beale Pope
		Title:	Director

Wells Fargo Bank, N.A.
Duke Energy Center
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Corporate Debt Finance
Confirmation: (704) 410-2496
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	TIAA, FSB

	By:	/s/ Martin O’Brien
		Name:	Martin O’Brien
		Title:	Director

TIAA, FSB
10000 Midlantic Drive, Suite 400E
Mount Laurel, NJ 08054
Attention: John Dale
Facsimile No.: 201-770-4762
Confirmation No: 856-505-8163

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	ZB, N.A., DBA CALIFORNIA BANK &
TRUST

	By:	/s/ Christopher J. Edmonds
		Name:	Christopher J. Edmonds
		Title:	Executive Vice President

1900 Main Street, Suite 2000
Irvine, CA 92614
Attention: Chris Edmonds
Facsimile: 949-862-7333
Email: Christopher.Edmonds@calbt.com
Confirmation No: 949-251-7772

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	NBH BANK

	By:	/s/ Thomas J. Rohling
		Name:	Thomas J. Rohling
		Title:	Managing Director

NBH Bank
11111 W. 95th Street
Overland Park, KS 66214
Attention: Tom Rohling
Confirmation No: 913-324-6185
Email: trohling@nbhbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	RAYMOND JAMES BANK, N.A.

	By:	/s/ Alexander L. Rody
		Name:	Alexander L. Rody
		Title:	S.V.P.

Raymond James Bank, N.A.
1033 Demonbreun Street, Suite 500
Nashville, TN 37203
Attention: Alexander L. Rody
Confirmation No: 615-645-6699
Email: alex.rody@raymondjames.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	FIFTH THIRD BANK

	By:	/s. Andrew Cantillon
		Name:	Andrew Cantillon
		Title:	Officer

Fifth Third Bank
38 Fountain Square Plaza, MD 109046
Cincinnati, OH 45263
Attention: Andrew Cantillon
Tel: (513) 534 3797
Facsimile No.: (513) 534 0319
Email: Andrew.Cantillon@53.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	sTIFEL BANK & TRUST

	By:	/s/ Timothy Hill
		Name:	Timothy Hill
		Title:	Vice President

Stifel Bank & Trust
501 N. Broadway, 10th Floor
St. Louis, MO 63102
Attention: Tim Hill
Telephone: 314-342-8540
email: thill@stifelbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	CRESCOM BANK

	By:	/s/ Jeff A. Benjamin
		Name:	Jeff A. Benjamin
		Title:	Executive Vice President

CresCom Bank
1331 44th Avenue North, Suite 101
Myrtle Beach, SC 29577
Attention: Jeff A. Benjamin
Telephone: 843-429-2498
email: jbenjamin@haveanicebank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	CIT BANK, N.A.

	By:	/s/ Robert L. Klein
		Name:	Robert L. Klein
		Title:	Director

CIT Bank, N.A.
11 West 42nd Street, 13th Floor
New York, NY 10036
Telephone: (212) 461-7766
Attention: Thomas Mullen
Email: Thomas.Mullen@cit.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	ING Capital LLC

	By:	/s/ Patrick Frisch
		Name:	Patrick Frisch
		Title:	Managing Director

By:	/s/ Dina Kook
	Name:	Dina Kook
	Title:	Vice President

ING Capital LLC
1133 Avenue of the Americas
New York, NY 10036
Attention: Iris Chen
Tel: (646) 424-6372
E-Mail: DL-NYCLoanClosers@ing.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Stanley Wong
		Name:	Stanley Wong
		Title:	Vice President

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Stanley Wong, Vice President Facsimile No: (877) 218-6970
Confirmation No: (617) 603-6709
Email: stanley.wong@usbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE ACCOUNT BANK:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Stanley Wong
		Name:	Stanley Wong
		Title:	Vice President

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Stanley Wong, Vice President Facsimile No: (877) 218-6970
Confirmation No: (617) 603-6709
Email: stanley.wong@usbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Stanley Wong
		Name:	Stanley Wong
		Title:	Vice President

U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attention: Steve Garrett
Facsimile No:	(843) 673-0162
Confirmation No:	(843) 676-8901
Email:	steven.garrett@usbank.com

With a copy to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Stanley Wong, Vice President Facsimile No: (877) 218-6970
Confirmation No: (617) 603-6709
Email: stanley.wong@usbank.com

EXHIBIT A

EXECUTION COPY

(Conformed through Amendment No. ~~13~~14)

Up to U.S. $~~545,000,000~~600,000,000

LOAN AND SERVICING AGREEMENT

Dated as of July 24, 2012

Among

BDCA FUNDING I, LLC,

as the Borrower

BUSINESS DEVELOPMENT CORPORATION OF AMERICA,

as the Servicer and the Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

EACH OF THE CONDUIT LENDERS AND INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO,

as the Lender Agents

and

U.S. BANK NATIONAL ASSOCIATION,

as the Collateral Agent, Account Bank and Collateral Custodian

TABLE OF CONTENTS

		Page

ARTICLE I.	DEFINITIONS	1

Section 1.01	Certain Defined Terms	1

Section 1.02	Other Terms	40

Section 1.03	Computation of Time Periods	35

Section 1.04	Interpretation	35

ARTICLE II.	THE FACILITY	36

Section 2.01	Variable Funding Note and Advances	36

Section 2.02	Procedure for Advances	37

Section 2.03	Determination of Yield	39

Section 2.04	Remittance Procedures	39

Section 2.05	Instructions to the Collateral Agent and the Account Bank	43

Section 2.06	Borrowing Base Deficiency Payments	43

Section 2.07	Substitution and Sale of Loan Assets; Affiliate Transactions	44

Section 2.08	Payments and Computations, Etc	48

Section 2.09	Non-Usage Fee	54

Section 2.10	Increased Costs; Capital Adequacy	54

Section 2.11	Taxes	56

Section 2.12	Collateral Assignment of Agreements	52

Section 2.13	Grant of a Security Interest	53

Section 2.14	Evidence of Debt	53

Section 2.15	Survival of Representations and Warranties	53

Section 2.16	Release of Loan Assets	54

Section 2.17	Treatment of Amounts Received by the Borrower	54

Section 2.18	Prepayment; Termination	54

Section 2.19	Extension of Reinvestment Period	55

Section 2.20	Collections and Allocations	55

Section 2.21	Reinvestment of Principal Collections	57

Section 2.22	Additional Lenders	57

ARTICLE III.	CONDITIONS PRECEDENT	58

Section 3.01	Conditions Precedent to Effectiveness	58

 i

TABLE OF CONTENTS

(continued)

		Page

Section 11.09	Recourse Against Certain Parties	130

Section 11.10	Execution in Counterparts; Severability; Integration	132

Section 11.11	Consent to Jurisdiction; Service of Process	132

Section 11.12	Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	132

Section 11.13	Confidentiality	133

Section 11.14	Non-Confidentiality of Tax Treatment	135

Section 11.15	Waiver of Set Off	135

Section 11.16	Headings and Exhibits	135

Section 11.17	Ratable Payments	135

Section 11.18	Failure of Borrower or Servicer to Perform Certain Obligations	143

Section 11.19	Power of Attorney	143

Section 11.20	Delivery of Termination Statements, Releases, etc	143

Section 11.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	136

ARTICLE XII.	COLLATERAL CUSTODIAN	144

Section 12.01	Designation of Collateral Custodian	144

Section 12.02	Duties of Collateral Custodian	144

Section 12.03	Merger or Consolidation	139

Section 12.04	Collateral Custodian Compensation	140

Section 12.05	Collateral Custodian Removal	140

Section 12.06	Limitation on Liability	140

Section 12.07	Collateral Custodian Resignation	141

Section 12.08	Release of Documents	142

Section 12.09	Return of Required Loan Documents	142

Section 12.10	Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	143

Section 12.11	Collateral Custodian as Agent of Collateral Agent	143

 iv

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and "Doing Business As" Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE V	Loan Asset Schedule

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Assignment of Mortgage
EXHIBIT C	Form of Borrowing Base Certificate
EXHIBIT D	Form of Disbursement Request
EXHIBIT E	Form of Joinder Supplement
EXHIBIT F	Form of Notice of Borrowing
EXHIBIT G	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT H	[Reserved]
EXHIBIT I	Form of Variable Funding Note
EXHIBIT J	Form of Notice of Lien Release Dividend and Request for Consent
EXHIBIT K	Form of Certificate of Closing Attorneys
EXHIBIT L	Form of Servicing Report
EXHIBIT M	Form of Servicer's Certificate (Servicing Report)
EXHIBIT N	Form of Release of Required Loan Documents
EXHIBIT O	Form of Transferee Letter
EXHIBIT P	Form of Power of Attorney for Servicer
EXHIBIT Q	Form of Power of Attorney for Borrower
EXHIBIT R	Form of Servicer's Certificate (Loan Asset Register)

ANNEXES

ANNEX A	Commitments

 v

This LOAN AND SERVICING AGREEMENT is made as of July 24, 2012, among:

(1)       BDCA FUNDING I, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the "Borrower");

(2)       BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation, as the Servicer (as defined herein) and the Seller (as defined herein);

(3)       EACH OF THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO, as a Conduit Lender;

(4)       EACH OF THE INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO, as an Institutional Lender;

(5)       EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO, as a Lender Agent;

(6)       WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent"); and

(7)       U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent (together with its successors and assigns in such capacity, the "Collateral Agent"), the Account Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the "Collateral Custodian").

PRELIMINARY STATEMENT

The Lenders have agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base. The proceeds of the Advances will be used to finance the Borrower's purchase, on a "true sale" basis, of Eligible Loan Assets from the Seller, approved by the Administrative Agent, pursuant to the Purchase and Sale Agreement between the Borrower and the Seller. Accordingly, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01          Certain Defined Terms.

(a)       Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b)       As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"Account Bank" means U.S. Bank National Association, in its capacity as the "Account Bank" pursuant to the Collection Account Agreement.

"Action" has the meaning assigned to that term in Section 8.03.

"Additional Amount" has the meaning assigned to that term in Section 2.11(a).

"Adjusted Borrowing Value" means for any Loan Asset, for any date of determination, an amount equal to the lowest of: (i) the Outstanding Balance of such Loan Asset at such time, (ii) the Assigned Value of such Loan Asset on the date of its acquisition multiplied by the Outstanding Balance of such Loan Asset at such time and (iii) the Assigned Value of such Loan Asset at such time multiplied by the Outstanding Balance of such Loan Asset at such time; provided that, the parties hereby agree that the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset shall be zero; provided further that (a) no accrued or PIK Interest shall be included in the Outstanding Balance of any Eligible Loan Asset and (b) the aggregate Adjusted Borrowing Value for all Eligible Loan Assets (x) with respect to ~~each of~~ the ~~three~~ largest ~~Obligors~~Obligor and its Affiliates shall not exceed $35,000,000, (y) with respect to the second largest Obligor and its Affiliates shall not exceed $32,500,000 and (z) for any other single Obligor and its Affiliates shall not exceed $~~27,500,000~~30,000,000 (for the avoidance of doubt, companies owned by the same private equity sponsor shall not be considered "Affiliates" for purposes of this definition).

"Administrative Agent" means Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lender Agents, together with its successors and assigns, including any successor appointed pursuant to Article IX.

"Advance" means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.

"Advance Date" means, with respect to any Advance, the date on which such Advance is made.

"Advances Outstanding" means, at any time, the sum of the principal amounts of Advances loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time, reduced by the aggregate Available Collections received and distributed as repayment of principal amounts of Advances outstanding pursuant to Section 2.04 at or prior to such time and any other amounts received by the Lenders to repay the principal amounts of Advances outstanding pursuant to Section 2.18 or otherwise at or prior to such time; provided that the principal amounts of Advances outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.

"Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to effect the assignment of the Mortgage to the Collateral Agent, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Loan Assets secured by mortgaged properties located in the same jurisdiction, if permitted by Applicable Law, substantially in the form of Exhibit B.

"Available Collections" means, all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Collection Account.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bankruptcy Code" means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

"Bankruptcy Event" shall be deemed to have occurred with respect to a Person if either:

(i)       a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Bankruptcy Laws, and such case or proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or other Bankruptcy Laws; or

(ii)       such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

"Bankruptcy Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

"Bankruptcy Proceeding" means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

"Base Rate" means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.5%, provided, that if the Base Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"BDCA" means Business Development Corporation of America, a Maryland corporation. 5.04(a).

"BDCA Affiliate Merger Transaction" has the meaning specified in Section "BDCA Competitor" means any specialty finance company which derives substantially all of its revenue from lending to and providing investment in middle market companies.

"BDCA Merger Party" shall mean any Person that (a) is an Affiliate of BDCA (other than the Borrower) on the Original Closing Date or (b) becomes an Affiliate of BDCA after the Original Closing Date and was either (i) a newly formed Person which (x) has not entered into any merger, consolidation or acquisition prior to the applicable BDCA Affiliate Merger Transaction and (y) since its inception has been an Affiliate of BDCA or (ii) an existing Person when it became an Affiliate of BDCA but, immediately prior to such BDCA Affiliate Merger Transaction, had been an Affiliate of BDCA for at least two years.

"Conduit Lender" means each commercial paper conduit as may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.22.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

"Cut-Off Date" means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.

"Defaulting Lender": means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) ~~or (iv) has~~, (iv) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, ~~or~~ has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (v) is otherwise subject to a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) if such Lender or its direct or indirect parent company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

"Designated Loan" means any Loan Asset designated as such by the Administrative Agent, in its sole discretion, at the time of approval of such Loan Asset.

"Determination Date" means, with respect to each Payment Date, the fifth Business Day of the month in which such Payment Date occurs.

"Disbursement Request" means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit D in connection with a disbursement request from the Principal Collection Account in accordance with Section 2.21.

"EBITDA" means, with respect to any period and any Loan Asset, the meaning of "EBITDA," "Adjusted EBITDA" or any comparable definition in the Loan Agreement for each such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that "EBITDA," "Adjusted EBITDA" or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eleventh Amendment Closing Date" means May 9, 2018.

"Eligible Loan Asset" means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule III hereto is true and correct.

"Environmental Laws" means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §

331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

"Equity Security" means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (ii) any security purchased as part of a "unit" with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.

"Equityholder" means BDCA, which will own the entire equity interest in the Borrower, with such equity holdings to be evidenced by membership interests. The Equityholder shall provide the Minimum Equity Amount to the Borrower by way of a capital contribution to the Borrower.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.

"Eurodollar Disruption Event" means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its respective assignees or participants to determine LIBOR, (c) and Lender shall have notified the Administrative Agent of a determination by such Lender or any of its respective assignees or participants that the rate at which deposits of United States dollars are being offered to such Lender or any of its respective assignees or participants in the London interbank market does not accurately reflect the cost to the Lender or its assignee or participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent of the

"FDIC" means the Federal Deposit Insurance Corporation, and any successor thereto.

"Federal Funds Rate" means, for any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

"Fees" means (i) the Non-Usage Fee and (ii) the fees payable to each Lender or Lender Agent pursuant to the terms of any Lender Fee Letter.

"Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

"Financial Sponsor" means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

"First Out Attachment Ratio" means, with respect to any Eligible Loan Asset, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan Asset that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any first lien last-out Indebtedness within the capital structure).

"Fixed Rate Loan Asset" means a Loan Asset other than a Floating Rate Loan

Asset.

"Floating Rate Loan Asset" means a Loan Asset under which the interest rate payable by the Obligor thereof is based on a prime rate or the London Interbank Offered Rate, plus some specified interest percentage in addition thereto, and which provides that such interest rate will reset immediately upon any change in the related prime rate or the London Interbank Offered Rate.

"Fourteenth Amendment Closing Date" means March 15, 2019.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

"Governmental Authority" means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person including any supra-national bodies (such as the European Union or the European Central Bank).

"Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

"IFRS" means International Financial Reporting Standards developed by the International Accounting Standards Board.

"Indebtedness" means:

(i)       with respect to any Obligor under any Loan Asset, for the purposes of the definition of the Interest Coverage Ratio, the Net Senior Leverage Ratio and the Net Leverage Ratio, the meaning of "Indebtedness" or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that "Indebtedness" or such comparable definition is not defined in such Loan Agreement, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers' acceptances; and

(ii)       for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in

(a)       reduces or forgives any or all of the principal amount due under such Loan Asset;

(b)       delays or extends the maturity date for such Loan Asset;

(c)       waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset) or reduces the amount of interest due when the Interest Coverage Ratio under such Loan Agreement is less than 150% (prior to giving effect to such reduction in interest expense);

(d)       contractually or structurally subordinates such Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset;

(e)       substitutes, alters or releases the Underlying Collateral securing such Loan Asset and any such substitution, alteration or release, as determined in the reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset, provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the applicable loan facility with the net proceeds; or

(f)       amends, waives, forbears, supplements or otherwise modifies (i) the meaning of "Net Leverage Ratio," "Net Senior Leverage Ratio," "Interest Coverage Ratio" or "Permitted Liens" or any respective comparable definitions in the Loan Agreement for such Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the "Net Leverage Ratio," "Net Senior Leverage Ratio," "Interest Coverage Ratio" or "Permitted Liens" or any respective comparable definitions for such Loan Asset, in either case in a manner that, in the reasonable judgment of the Administrative Agent, is materially adverse to the Secured Parties; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f).

"Maximum Facility Amount" means the aggregate Commitments as then in effect, which amount shall not exceed $~~545,000,000~~600,000,000; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

"Minimum Equity Amount" means $~~125,000,000.~~150,000,000.

"Monthly Reporting Date" means the date that is two Business Days prior to the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2012.

"Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

"Transferee Letter" has the meaning assigned to that term in Section 11.04(a).

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

"Underlying Collateral" means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

"Undisclosed Administration" means, in relation to a Lender or its direct or indirect parent company that, in each case, is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed."

"United States" means the United States of America.

"Unmatured Event of Default" means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

"Unrestricted Cash" the meaning of "Unrestricted Cash" or any comparable definition in the Loan Agreements for each Loan Asset, and in any case that "Unrestricted Cash" or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

"Unused Portion" has the meaning assigned to that term in Section 2.09(a).

"U.S. Bank" means U.S. Bank National Association.

"U.S. Bank Fee Letter" means the U.S. Bank Fee Letter, dated as of the Original Closing Date, between the Collateral Agent, the Collateral Custodian, the Account Bank and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

"Value Adjustment Event" means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(i)       (A) The Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (I) less than 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date and (II) less than 1.50x or (B)(x) with respect to Broadly Syndicated Loans, Large Middle Market Loans and Traditional Middle Market Loans, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset (I) is more than 0.50x higher than such Net Senior Leverage Ratio as

"Warranty Loan Asset" means any Loan Asset that fails to satisfy any criteria of the definition of Eligible Loan Asset as of the Cut-Off Date for such Loan Asset or a Loan Asset with respect to which a Warranty Event has occurred.

"Wells Fargo" shall mean Wells Fargo Bank, N.A., and its successors and assigns.

"Write-Down and Conversion Powers" means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

"Yield" means with respect to any Remittance Period, the sum for each day in such Remittance Period determined in accordance with the following formula:

YR x L

D

where:	YR	=	the Yield Rate applicable on such day;

	L	=	the Advances Outstanding on such day; and

	D	=	360 or, to the extent the Yield Rate is the Base Rate, 365 or 366 days, as applicable;

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by any Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

"Yield Rate" means, as of any date of determination, an interest rate per annum equal to LIBOR for such date plus the Applicable Spread; provided that if any Lender Agent shall have notified the Administrative Agent that a Eurodollar Disruption Event has occurred, the Yield Rate shall be equal to the Base Rate plus the Applicable Spread until such Lender Agent shall have notified the Administrative Agent that such Eurodollar Disruption Event has ceased, at which time the Yield Rate shall again be equal to LIBOR for such date plus the Applicable Spread. For the avoidance of doubt, the Yield Rate will be calculated by application of the sum of LIBOR and the Applicable Spread to the Advances Outstanding on the basis of a 360-day year and the actual number of days in the applicable interest accrual period and shall be payable on each Payment Date.

SECTION 1.02          Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable.

(b)       Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.

(c)       If any Advance requested by the Borrower and approved by the Lender Agents and the Administrative Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders (as determined by the final order of a court of competent jurisdiction), the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct (as determined by the final order of a court of competent jurisdiction) or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including, without limitation, any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.

SECTION 2.09          Non-Usage Fee.

The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the "Non-Usage Fee") payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below) and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the "Unused Portion"). The Non-Usage Fee Rate (the "Non-Usage Fee Rate") shall be, from and after the Ninth Amendment Closing Date, (x) 0.50% on any Unused Portion up to or equal to an amount equal to 25% of the Maximum Facility Amount and (y) 2.00% on any Unused Portion in excess of such amount equal to 25% of the Maximum Facility Amount; provided that for the three months from and after the Fourteenth Amendment Closing Date, the Non-Usage Fee Rate shall be 0.50% on any Unused Portion.

SECTION 2.10          Increased Costs; Capital Adequacy.

(a)       If, due to either (i) the introduction of or any change following the Original Closing Date (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the date hereof of any Applicable Law (including, without limitation, any Applicable Law resulting in any interest payments paid to any Lender under this Agreement being subject to any Tax, except for Excluded Taxes), in each case, whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, any Lender, any Lender Agent, any Liquidity Bank or any Affiliate, participant, successor or assign thereof (each of which shall be an "Affected Party") of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document or any Liquidity Agreement, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments within 10 days after such demand; provided, that the amounts payable under this Section 2.10 shall be without duplication of amounts payable under Section 2.11 and shall not include any Excluded Taxes.

(b)       If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application following the date hereof of any Applicable Law or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding liquidity and capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost and/or reduction in Yield with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.10.

(c)       If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.10, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)       In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Administrative Agent, on behalf of any Affected Party making a claim under this Section 2.10, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error, provided however that no Affected Party shall be requested to disclose confidential or price sensitive information or any other information, to the extent prohibited by law.

(e)       Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Party's right to demand or receive such compensation.

(f)       If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.18(b) but without the payment of any Make-Whole Premium); provided, that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.

(g)       Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or issued in connection therewith and (ii) any law, request, rule, guideline or directive promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in each case, be deemed to have been introduced after the Original Closing Date, thereby constituting a change for which a claim for increased costs or additional amounts may be made hereunder with respect to the Affected Parties, regardless of the date enacted, adopted or issued.

SECTION 2.11          Taxes.

(a)       All payments made by an Obligor in respect of a Loan Asset and allpayments made by the Borrower, including any allocations or distributions to the Equityholder, or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to any Indemnified Party, then the amount payable to such Person will be increased (the amount of such increase, the "Additional Amount") such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower or Servicer under this Agreement will not, however, apply with respect to Taxes imposed on or measured by net income or franchise Taxes imposed on any Indemnified Party by a taxing jurisdiction in which any such Person is organized, conducts business or is paying Taxes (as the case may be) ("Excluded Taxes").

(b)       The Borrower will indemnify, from funds available to it pursuant to Section 2.04 (and to the extent the funds available for indemnification provided by the Borrower is insufficient the Servicer, on behalf of the Borrower, will indemnify) each Indemnified Party

Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01          Amendments and Waivers.

(a)       (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Required Lenders, the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable and, solely if such amendment or modification would increase the Commitment of any Lender, the written consent of each such Lender, and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)      Notwithstanding the provisions of Section 11.01(a), the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any outstanding Advances, or the Yield thereon, (ii) postponing any date for any payment of any Advance, or the Yield thereon, (iii) modifying the provisions of Section 2.04, (iv) modifying the provisions of Section 2.22, (v) modifying the provisions of this Section 11.01, (vi) extending the Stated Maturity Date or clause (i) of the definition of "Reinvestment Period," (vii) modifying the definition of "Applicable Percentage," "Borrowing Base," (or any defined terms used in the definition thereof to the extent that any such modification shall result in more credit being made available to the Borrower), "Events of Default," "Pro Rata Share," "Required Lender," "Servicer Termination Event" or "Supermajority Lenders" or (viii) releasing all or substantially all of the Collateral Portfolio or permitting the Lien of the Collateral Agent to be subordinated to any other Lien (other than Permitted Liens).

SECTION 11.02          Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and other communications sent to an e-mail address or fax number shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Breakage Fees, Section 2.10 or 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

SECTION 11.18          Failure of Borrowr or Servicer to Perform Certain Obligations.

If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(t), 5.02(r) or 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower or the Servicer (on behalf of the Borrower), as applicable, upon the Administrative Agent's demand therefor.

SECTION 11.19          Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral Portfolio as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral Portfolio. This appointment is coupled with an interest and is irrevocable.

SECTION 11.20          Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of the Pledge and other Liens securing the Obligations, all at the expense of the Borrower.

SECTION 11.21          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction

Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of any EEA Resolution Authority.

ARTICLE XII.

COLLATERAL CUSTODIAN

SECTION 12.01          Designation of Collateral Custodian.

(a)       Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Each of the Borrower, the Lender Agents and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)       Successor Collateral Custodian. Upon the Collateral Custodian's receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 12.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

SECTION 12.02          Duties of Collateral Custodian.

(a)                Appointment. The Borrower, the Lender Agents and the Administrative Agent each hereby appoints U.S. Bank to act as Collateral Custodian, for the benefit of the

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	BDCA FUNDING I, LLC

By: BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, Member of
BDCA Funding I, LLC

By:
	Name:	Corinne D. Pankovcin
	Title:	Chief Financial Officer

BDCA Funding I, LLC
c/o Benefit Street Partners LLC
9 West 57th Street, Suite 4920
New York, NY 10019
Attention:	Chief Financial Officer
Facsimile No:	(866) 421- 6244
Confirmation No:	(401) 277- 5557

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

BDCA Funding I, LLC

Loan and Servicing Agreement

INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.

By:
Name:
Title:

Wells Fargo Bank, N.A. Duke Energy Center
550 S. Tryon Street, 5th Floor MAC D1086-051
Charlotte, North Carolina 28202 Attention: Corporate Debt Finance Confirmation: (704) 410-2496
All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com and cp.conduits@wellsfargo.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

BDCA Funding I, LLC

Loan and Servicing Agreement

INSTITUTIONAL LENDER:	TIAA, FSB

By:
Name:
Title:

TIAA, FSB
10000 Midlantic Drive, Suite 400E Mount Laurel, NJ 08054 Attention: John Dale
Facsimile No.: 201-770-4762
Confirmation No: 856-505-8163

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

BDCA Funding I, LLC

Loan and Servicing Agreement

INSTITUTIONAL LENDER:	ZB, N.A., DBA CALIFORNIA BANK &
TRUST

By:
Name:
Title:

1900 Main Street, Suite 2000
Irvine, CA 92614 Attention: Chris Edmonds Facsimile: 949-862-7333
Email: Christopher.Edmonds@calbt.com Confirmation No: 949-251-7772

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

BDCA Funding I, LLC

Loan and Servicing Agreement

INSTITUTIONAL LENDER:	NBH BANK

By:
Name:
Title:

NBH Bank
11111 W. 95th Street Overland Park, KS 66214 Attention: Tom Rohling
Confirmation No: 913-324-6185 Email: trohling@nbhbank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	RAYMOND JAMES BANK, N.A.

By:
Name:
Title:

Raymond James Bank, N.A.
1033 Demonbreun Street, Suite 500
Nashville, TN 37203 Attention: Alexander L. Rody
Confirmation No: 615-645-6699 Email: alex.rody@raymondjames.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	FIFTH THIRD BANK

By:
Name:
Title:

Fifth Third Bank
38 Fountain Square Plaza, MD 109046
Cincinnati, OH 45263 Attention: Andrew Cantillon Tel: (513) 534 3797
Facsimile No.: (513) 534 0319 Email: Andrew.Cantillon@53.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	CRESCOM BANK

By:
Name:
Title:

CresCom Bank
1331 44th Avenue North, Suite 101 Myrtle Beach, SC 29577
Attention: Jeff A. Benjamin Telephone: 843-429-2498
email: jbenjamin@haveanicebank.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	CIT BANK, N.A.

By:
Name:
Title:

CIT Bank, N.A.
11 West 42nd Street, 13th Floor New York, NY 10036 Telephone: (212) 461-7766 Attention: Thomas Mullen Email: Thomas.Mullen@cit.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

INSTITUTIONAL LENDER:	ING CAPITAL LLC

By:
Name:
Title:

ING Capital LLC
1133 Avenue of the Americas New York, NY 10036 Attention: Iris Chen
Tel: (646) 424-6372
E-Mail: DL-NYCLoanClosers@ing.com

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Conformed through Amendment No.~~13~~14

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent and the Lender Agents prior to the effectiveness of the Agreement:

(a)       A copy of this Agreement duly executed by each of the parties hereto;

(b)       A certificate of the Secretary, Assistant Secretary or managing member, as applicable, of each of the Borrower and BDCA, dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lender Agents may conclusively rely until such time as the Administrative Agent and the Lender Agents shall receive from the Borrower or BDCA, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation or articles of incorporation of such Person, as applicable, is a complete and correct copy and that such certificate of formation or articles of incorporation have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of the limited liability company agreement or by-laws, as applicable, of such Person are a complete and correct copy, and that such limited liability company agreement or by-laws have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the board of directors of such Person approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;

(c)       A good standing certificate, dated as of a recent date for each of the Borrower and BDCA, issued by the Secretary of State of such Person’s State of formation or organization, as applicable;

(d)       Duly executed Powers of Attorney from the Borrower and BDCA;

(e)       Duly executed Variable Funding Note;

(f)       Financing statements (the "Facility Financing Statements") describing the Collateral Portfolio, and (i) naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Seller as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all of the Collateral Portfolio;

(g)       Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral Portfolio previously granted by the Seller;

Sch. I-1

SCHEDULE III

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule III are made by the Borrower and the Servicer under the Agreement and the Seller under the Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent, the Lenders or the Lender Agents as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in the Agreement to which this Schedule III is attached.

1.       Each such Loan Asset is a ~~perfected,~~senior secured (for the avoidance of doubt, Second Lien Loans shall be deemed to be senior secured), commercial loan evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form. Other than with respect to Second Lien Loans, prior to the conveyance under the Purchase and Sale Agreement, the Seller has good and marketable title to such Loan Asset, free and clear of all Liens other than any Permitted Liens and immediately after the conveyance under the Purchase and Sale Agreement the Borrower has good and marketable title to such Loan Asset free and clear of all Liens other than any Permitted Liens and such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent.

2.       The Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof or Canada.

3.       Each such Loan Asset is denominated in United States dollars.

4.       No such Loan Asset is Margin Stock.

5.       The acquisition of such Loan Asset will not cause the Borrower or the assets constituting the Collateral Portfolio to be required to be registered as an investment company under the 1940 Act, as amended.

6.       No such Loan Asset is a financing by a debtor-in-possession in any Bankruptcy Proceeding.

7.       No such Loan Asset is principally secured by real estate.

8.       Each such Loan Asset constitutes a legal, valid, binding and enforceable obligation of the Obligor thereunder and each guarantor thereof, enforceable against each such Person in accordance with its terms, subject to usual and customary bankruptcy, insolvency and equity limitations.

9.       Each such Loan Asset is in the form of, and is treated as, indebtedness for federal income tax purposes.

Sch. III-1

ANNEX A

Conduit Lender	Commitment

Institutional Lender	Commitment

Wells Fargo Bank, N.A.	$270,000,000.00

ZB, N.A., DBA California Bank & Trust	$40,000,000.00

NBH Bank	$25,000,000.00

Raymond James Bank, N.A.	$40,000,000.00

Fifth Third Bank	$75,000,000.00

TIAA, FSB	$50,000,000.00

Stifel Bank & Trust	$20,000,000.00

CresCom Bank	$25,000,000.00

CIT Bank, N.A.	$20,000,000.00

ING Capital LLC	$35,000,000.00

Annex A